Exhibit 23.4

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2014 with respect to the consolidated financial statements of Paladin Labs Inc. incorporated by reference in the Registration Statement (Amendment No. 1 to Form S-4) of Endo International PLC for the registration of shares of its common stock.

/s/ Ernst & Young LLP 1

Montreal, Canada

December 10, 2014

[1]	CPA auditor, CA, public accountancy permit no. A120254